FOR IMMEDIATE RELEASE	Exhibit 99.1

Investor / Media Contact:
Mel Stephens
(248) 447-1624

Investor Contact:
Ed Lowenfeld
(248) 447- 4380

Lear Reports Improved Fourth Quarter and

Full Year 2012 Earnings Per Share

SOUTHFIELD, Michigan, February 1, 2013 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating and electrical distribution systems, today reported financial results for the fourth quarter and full year 2012 and confirmed its full year 2013 financial outlook. Highlights include:

Fourth Quarter 2012

•	Net sales of $3.7 billion, up 6%; core operating earnings up 8%

•	Adjusted earnings per share of $1.48, up 17%

•	Free cash flow of $219 million

•	Record quarterly sales in EPMS of $959 million and adjusted margin of 8.4%, up from 6.3% last year

•	Returned $64 million to shareholders through share repurchases and dividends

•	One-time tax benefits include $739 million for reversal of U.S. valuation allowance

Full Year 2012

•	Net sales of $14.6 billion, up 3% from a year ago

•	Adjusted earnings per share of $5.49, up 3%

•	Free cash flow of $291 million

•	Record annual sales in EPMS of $3.5 billion and adjusted margin of 7.3%, up from 5.9% last year

•	Increased investment in component capabilities and the emerging markets

•	Returned $277 million to shareholders through share repurchases and dividends

•	Year-end cash balance of $1.4 billion; total debt of $626 million

2013 Financial Outlook

•	Confirming full year 2013 financial outlook

•	In January 2013, Lear’s Board of Directors approved an $800 million increase to the Company’s share repurchase authorization, bringing the total remaining to $1.0 billion over the next three years

•	Continuing to win new business with sales backlog for 2013 to 2015 of $1.8 billion

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Business Conditions

In the fourth quarter, global industry production increased 2% from a year ago. Production increased 10% in North America and 4% in China and decreased 8% in Europe. For the full year, global industry production improved by 7% from a year ago to a record 79.7 million vehicles, reflecting the continued industry recovery in North America and growth in the emerging markets, partially offset by continued weakness in Europe. For the full year, production in North America and China increased by 17% and 7%, respectively. Business conditions in Europe remained depressed, with production down 6% and the Euro weaker by 8%.

“Lear reported strong financial results in the fourth quarter with year-over-year improvements in sales, earnings and free cash flow,” said Matt Simoncini, Lear’s president and chief executive officer. “For the full year, we achieved our third consecutive year of higher sales and earnings per share. We continue to win new business globally and expect to benefit from the investments that we are making in component capabilities and the emerging markets.”

Fourth Quarter 2012 Financial Results

For the fourth quarter of 2012, Lear reported net sales of $3.7 billion, core operating earnings of $191 million, net income of $882 million, diluted earnings per share of $9.00 and adjusted earnings per share of $1.48. This compares with net sales of $3.5 billion, core operating earnings of $176 million, net income of $107 million, diluted earnings per share of $1.03 and adjusted earnings per share of $1.26 in the fourth quarter of 2011. Net income in the fourth quarter of 2012 includes tax benefits of $767 million, primarily reflecting the reversal of a valuation allowance related to our deferred tax assets in the United States. A reconciliation of core operating earnings to pretax income before equity income, as determined in accordance with accounting principles generally accepted in the United States (GAAP), is provided in the attached supplemental data pages.

In the Seating segment, net sales were up 3% to $2.8 billion, reflecting primarily the acquisition of Guilford and the addition of new business, partially offset by the negative impact of foreign exchange and lower production on key platforms, primarily in Europe. Adjusted segment earnings of $163 million or 5.9%, decreased from last year, reflecting lower production on key platforms, primarily in Europe, increased product and facility launch costs, primarily in South America, and higher program development costs to support new business. A reconciliation of adjusted segment earnings to reported segment earnings, as determined in accordance with GAAP, is provided in the attached supplemental data pages.

In the Electrical Power Management Systems segment, net sales grew by 14% to a quarterly record of $959 million, driven primarily by the addition of new business, partially offset by the negative impact of foreign exchange. Adjusted segment earnings were $81 million or 8.4%. Earnings increased from last year, reflecting the increase in sales and productivity improvements, partially offset by increased product and facility launch costs and program development costs. A reconciliation of adjusted segment earnings to reported segment earnings, as determined in accordance with GAAP, is provided in the attached supplemental data pages.

In the fourth quarter of 2012, free cash flow was $219 million, and net cash provided by operating activities was $369 million. A reconciliation of free cash flow to net cash provided by operating activities, as determined in accordance with GAAP, is provided in the attached supplemental data pages.

Full Year 2012 Financial Results

For the full year 2012, Lear reported net sales of $14.6 billion, core operating earnings of $763 million, net income of $1.3 billion, diluted earnings per share of $12.85 and adjusted earnings per share of $5.49. This compares with net sales of $14.2 billion, core operating earnings of $787 million, net income of $541 million, diluted earnings per share of $5.08 and adjusted earnings per share of $5.34 in 2011. Net income in 2012 includes tax benefits of $764 million, primarily reflecting the fourth quarter reversal of a valuation allowance related to our deferred tax assets in the United States. A reconciliation of core operating earnings to pretax income before equity income, as determined in accordance with GAAP, is provided in the attached supplemental data pages.

In the Seating segment, net sales were up 1% to $11.0 billion, reflecting primarily the addition of new business, higher industry production in North America and the acquisition of Guilford, largely offset by the negative impact of foreign exchange and lower industry production in Europe. Adjusted segment earnings were $697 million or 6.3%. Earnings in this business segment decreased from last year, reflecting lower production volumes in Europe, increased product and facility launch costs, primarily in South America, and higher program development costs to support new business. A reconciliation of adjusted segment earnings to reported segment earnings, as determined in accordance with GAAP, is provided in the attached supplemental data pages.

In the Electrical Power Management Systems segment, net sales grew by 10% to a record of $3.5 billion, driven primarily by the addition of new business, partially offset by the negative impact of foreign exchange. Adjusted segment earnings were $259 million or 7.3%. Earnings increased from last year, reflecting the increase in sales and productivity improvements, partially offset by increased product and facility launch costs and program development costs. A reconciliation of adjusted segment earnings to reported segment earnings, as determined in accordance with GAAP, is provided in the attached supplemental data pages.

Free cash flow in 2012 was $291 million, and net cash provided by operating activities was $730 million. Lear ended the year with $1.4 billion in cash. A reconciliation of free cash flow to net cash provided by operating activities, as determined in accordance with GAAP, is provided in the attached supplemental data pages.

Simoncini added, “The automotive industry continues to grow, and Lear is well positioned in both seating and electrical distribution systems. We plan to take advantage of our strong liquidity to continue to invest in strengthening our business and drive shareholder value.”

Share Repurchase Program

During the fourth quarter of 2012, Lear repurchased 1.2 million shares of its common stock for a total of $50 million. For the full year, Lear has repurchased 5.4 million shares for $223 million, and since initiating the share repurchase program in early 2011, Lear has repurchased 11.5 million shares of its common stock at a cost of $502 million.

In January 2013, the Company’s Board of Directors authorized an $800 million increase to its existing share repurchase authorization and extended the authorization until January 10, 2016. The repurchase program provides for future share repurchases of approximately $1 billion, including $198 million available under the previous authorization. The remaining available repurchase authorization reflects approximately 20% of Lear’s total market capitalization at current market prices.

Full Year 2013 Financial Outlook

Summarized below are highlights from our full year 2013 financial outlook, which was announced on January 14, 2013. Key 2013 assumptions include industry vehicle production of 15.6 million units in North America, up 1% from 2012, 16.2 million units in Europe, down 4% from 2012, and 18.5 million units in China, up 9% from 2012. Lear’s financial guidance is based on an average full year exchange rate of $1.28/Euro.

Lear expects 2013 net sales in the range of $15.0 to $15.5 billion and core operating earnings in the range of $725 to $775 million. Free cash flow in 2013 is expected to be approximately $275 million, down slightly from 2012, reflecting primarily higher cash taxes and interest expense. Lear’s interest expense outlook for 2013 is approximately $80 million, up from 2012, reflecting primarily the impact of the new $500 million bond financing.

Pretax income before restructuring costs and other special items is estimated to be in the range of $650 to $700 million. Tax expense, excluding the impact of restructuring costs and other special items, is expected to be in the range of $195 to $210 million. Our effective tax rate is expected to increase to approximately 30% in 2013, reflecting the reversal of the U.S. valuation allowance in the fourth quarter of 2012. Adjusted net income attributable to Lear is expected to be in the range of $420 to $455 million.

Pretax operational restructuring costs in 2013 are estimated to be about $50 million. Adjusted capital spending in 2013 is estimated to be approximately $450 million. Depreciation and amortization expense is estimated to be about $285 million in 2013.

Webcast Information

Lear will webcast a conference call to review the Company’s fourth quarter and full year 2012 financial results and related matters on February 1, 2013, at 9:00 a.m. Eastern Standard Time, through the investor relations link at http://www.lear.com. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-973-200-3975 (international). The audio replay will be available two hours following the call at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and will be available until February 15, 2013, with a Conference I.D. of 82555009.

Non-GAAP Financial Information

In addition to the results reported in accordance with GAAP included throughout this press release, the Company has provided information regarding “pretax income before equity (income) loss, interest, other (income) expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “pretax income before restructuring costs and other special items,” “adjusted net income attributable to Lear,” “adjusted diluted net income per share attributable to Lear” (adjusted earnings per share), “tax expense excluding the impact of restructuring costs and other special items” and “free cash flow” (each, a non-GAAP financial measure). Other (income) expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities and gains and losses on the disposal of fixed assets. Adjusted net income attributable to Lear and adjusted earnings per share represent net income attributable to Lear and diluted net income per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities less adjusted capital expenditures. Adjusted capital expenditures represent capital expenditures, net of related insurance proceeds.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, pretax income before restructuring costs and other special items, adjusted net income attributable to Lear, adjusted earnings per share and tax expense excluding the impact of restructuring costs and other special items are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, pretax income before restructuring costs and other special items, adjusted net income attributable to Lear, adjusted earnings per share, tax expense excluding the impact of restructuring costs and other special items and free cash flow should not be considered in isolation or as a substitute for pretax income before equity income, net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

For reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the attached supplemental data pages which, together with this press release, have been posted on the Company’s website through the investor relations link at http://www.lear.com.

Given the inherent uncertainty regarding special items and other (income) expense in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All such forward-looking statements contained or incorporated in this press release or in any other public statements which address operating performance, events or developments that the Company expects or anticipates may occur in the future, including, without limitation, statements related to business opportunities, awarded sales contracts, sales backlog and ongoing commercial arrangements, or statements expressing views about future operating results, are forward-looking statements. Actual results may differ materially from any or all forward-looking statements made by the Company. Important factors, risks and uncertainties that may cause actual results to differ materially from anticipated results include, but are not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates; the financial condition and restructuring actions of the Company’s customers and suppliers; changes in actual industry vehicle production levels from the Company’s current estimates; fluctuations in the production of vehicles or the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier; disruptions in the relationships with the Company’s suppliers; labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company; the outcome of customer negotiations and the impact of customer-imposed price reductions; the impact and timing of program launch costs and the Company’s management of new program launches; the costs, timing and success of restructuring actions; increases in the Company’s warranty, product liability or recall costs; risks associated with conducting business in foreign countries; the impact of regulations on the Company’s foreign operations; the operational and financial success of our joint ventures; competitive conditions impacting the Company and its key customers and suppliers; disruptions to the Company’s information technology systems; the cost and availability of raw materials, energy, commodities and product components and the Company’s ability to mitigate such costs; the outcome of legal or regulatory proceedings to which the Company is or may become a party; the impact of pending legislation and regulations or changes in existing federal, state, local or foreign laws or regulations;

unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers; limitations imposed by the Company’s existing indebtedness and the Company’s ability to access capital markets on commercially reasonable terms; impairment charges initiated by adverse industry or market developments; the Company’s ability to execute its strategic objectives; changes in discount rates and the actual return on pension assets; costs associated with compliance with environmental laws and regulations; developments or assertions by or against the Company relating to intellectual property rights; the Company’s ability to utilize its net operating loss, capital loss and tax credit carryforwards; global sovereign fiscal matters and creditworthiness, including potential defaults and the related impacts on economic activity, including the possible effects on credit markets, currency values, monetary unions, international treaties and fiscal policies; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

Lear Corporation is one of the world’s leading suppliers of automotive seating and electrical power management systems. The Company’s world-class products are designed, engineered and manufactured by a diverse team of approximately 113,000 employees located in 36 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available at lear.com.

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Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(In millions, except per share amounts)

	Three Month Period Ended
	December 31, 2012	December 31, 2011
Net sales	$3,719.4	$3,508.5

Cost of sales	3,417.6	3,265.8
Selling, general and administrative expenses	132.5	134.0
Amortization of intangible assets	10.5	6.9
Interest expense	9.7	14.8
Other (income) expense, net	(5.6)	8.9

Consolidated income before income taxes and equity in net (income) loss of affiliates	154.7	78.1
Income taxes	(738.4)	(21.9)
Equity in net (income) loss of affiliates	3.0	(13.9)

Consolidated net income	890.1	113.9
Net income attributable to noncontrolling interests	8.2	7.4

Net income attributable to Lear	$881.9	$106.5

Diluted net income per share attributable to Lear	$9.00	$1.03

Weighted average number of diluted shares outstanding	97.9	103.9

Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(In millions, except per share amounts)

	Twelve Month Period Ended
	December 31, 2012	December 31, 2011
Net sales	$14,567.0	$14,156.5

Cost of sales	13,349.5	12,963.3
Selling, general and administrative expenses	479.3	485.6
Amortization of intangible assets	33.0	28.0
Interest expense	49.9	39.7
Other expense, net	6.4	24.2

Consolidated income before income taxes and equity in net income of affiliates	648.9	615.7
Income taxes	(638.0)	68.8
Equity in net income of affiliates	(30.3)	(23.5)

Consolidated net income	1,317.2	570.4
Net income attributable to noncontrolling interests	34.4	29.7

Net income attributable to Lear	$1,282.8	$540.7

Diluted net income per share attributable to Lear	$12.85	$5.08

Weighted average number of diluted shares outstanding	99.8	106.3

Lear Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	December 31, 2012	December 31, 2011
ASSETS
Current:
Cash and cash equivalents	$1,402.2	$1,754.3
Accounts receivable	2,040.7	1,880.1
Inventories	727.1	637.8
Other	703.5	489.3

	4,873.5	4,761.5

Long-Term:
PP&E, net	1,403.1	1,072.0
Goodwill	746.5	628.6
Other	1,171.0	548.8

	3,320.6	2,249.4

Total Assets	$8,194.1	$7,010.9

LIABILITIES AND EQUITY
Current:
Accounts payable and drafts	$2,233.0	$2,014.3
Accrued liabilities	983.9	1,049.2

	3,216.9	3,063.5

Long-Term:
Long-term debt	626.3	695.4
Other	738.7	690.9

	1,365.0	1,386.3

Equity	3,612.2	2,561.1

Total Liabilities and Equity	$8,194.1	$7,010.9

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle)

	Three Months Ended
	December 31, 2012	December 31, 2011
Net Sales
North America	$1,452.0	$1,270.8
Europe	1,222.3	1,343.5
Asia	683.4	607.1
Rest of World	361.7	287.1

Total	$3,719.4	$3,508.5

Content Per Vehicle [1]
North America	$383	$369
Europe	$305	$307

Free Cash Flow [2,3]
Net cash provided by operating activities	$369.1	$273.8
Adjusted capital expenditures	(150.0)	(78.3)

Free cash flow	$219.1	$195.5

Depreciation and Amortization	$65.9	$57.0

Core Operating Earnings [2]
Consolidated income before income taxes and equity in net (income) loss of affiliates	$154.7	$78.1
Interest expense	9.7	14.8
Other (income) expense, net	(5.6)	8.9

Pretax income before equity (income) loss, interest and other (income) expense	158.8	101.8
Restructuring costs and other special items -
Costs related to restructuring actions	44.5	56.7
Acquisition and other related costs	0.6	—
(Insurance recoveries) losses and incremental costs, net related to the destruction of assets	(15.9)	12.9
Other	2.8	4.6

Core operating earnings	$190.8	$176.0

Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$881.9	$106.5
Restructuring costs and other special items -
Costs related to restructuring actions	44.5	56.7
Acquisition and other related costs	0.6	—
(Insurance recoveries) losses and incremental costs, net related to the destruction of assets	(30.1)	9.9
Losses related to affiliates	11.8	—
Other	2.8	5.3
Tax impact of special items and other net tax adjustments [4]	(766.9)	(47.4)

Adjusted net income attributable to Lear	$144.6	$131.0

Weighted average number of diluted shares outstanding	97.9	103.9

Diluted net income per share attributable to Lear	$9.00	$1.03

Adjusted earnings per share	$1.48	$1.26

[1]	Content Per Vehicle for 2011 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]

Adjusted capital expenditures represent capital expenditures of $157.8 million and $81.8 million in 2012 and 2011, respectively, net of related insurance proceeds of $7.8 million and $3.5 million in 2012 and 2011, respectively.

[4]

Reflects a tax benefit of $739.3 million related to the reversal of a valuation allowance on our deferred tax assets in the United States in 2012, as well as the tax effect of restructuring costs and other special items and several discrete tax items. The identification of these tax items is judgmental in nature and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle)

	Twelve Months Ended
	December 31, 2012	December 31, 2011
Net Sales
North America	$5,713.4	$5,001.6
Europe	5,091.5	5,699.7
Asia	2,495.2	2,262.8
Rest of World	1,266.9	1,192.4

Total	$14,567.0	$14,156.5

Content Per Vehicle [1]
North America	$371	$381
Europe	$303	$317

Free Cash Flow [2,3]
Net cash provided by operating activities	$729.8	$790.3
Adjusted capital expenditures	(439.1)	(326.0)

Free cash flow	$290.7	$464.3

Depreciation and Amortization	$239.5	$246.3

Diluted Shares Outstanding at end of quarter [4]	97,305,013	102,364,865

Core Operating Earnings [2]
Consolidated income before income taxes and equity in net income of affiliates	$648.9	$615.7
Interest expense	49.9	39.7
Other expense, net	6.4	24.2

Pretax income before equity income, interest and other expense	705.2	679.6
Restructuring costs and other special items -
Costs related to restructuring actions	55.7	71.5
Acquisition and other related costs	6.2	—
(Insurance recoveries) losses and incremental costs, net related to the destruction of assets	(14.6)	13.3
Other	10.1	22.1

Core operating earnings	$762.6	$786.5

Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$1,282.8	$540.7
Restructuring costs and other special items -
Costs related to restructuring actions	55.6	70.9
Acquisition and other related costs	6.2	—
(Insurance recoveries) losses and incremental costs, net related to the destruction of assets	(41.1)	10.6
Gains related to affiliates	(5.1)	(5.8)
Loss on redemption of bonds	3.7	—
Other	10.1	22.2
Tax impact of special items and other net tax adjustments [5]	(764.4)	(70.4)

Adjusted net income attributable to Lear	$547.8	$568.2

Weighted average number of diluted shares outstanding	99.8	106.3

Diluted net income per share attributable to Lear	$12.85	$5.08

Adjusted earnings per share	$5.49	$5.34

[1]	Content Per Vehicle for 2011 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]

Adjusted capital expenditures represent capital expenditures of $458.3 million and $329.5 million in 2012 and 2011, respectively, net of related insurance proceeds of $19.2 million and $3.5 million in 2012 and 2011, respectively.

[4]	Calculated using stock price at end of quarter.
[5]

Reflects a tax benefit of $739.3 million related to the reversal of a valuation allowance on our deferred tax assets in the United States in 2012, as well as the tax effect of restructuring costs and other special items and several discrete tax items. The identification of these tax items is judgmental in nature and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions)

	Three Months Ended	Twelve Months Ended
	December 31, 2012	December 31, 2012
Adjusted Segment Earnings

Seating
Net sales	$2,760.8	$11,029.6

Segment earnings	137.5	661.7
Costs related to restructuring actions	39.7	48.1
Acquisition and related costs	0.1	0.9
(Insurance recoveries) losses and incremental costs, net related to the destruction of assets	(15.9)	(14.8)
Other	1.4	1.4

Adjusted segment earnings	$162.8	$697.3

Electrical Power Management Systems
Net sales	$958.6	$3,537.4

Segment earnings	78.5	254.9
Costs related to restructuring actions	1.8	4.3
Other	0.2	0.2

Adjusted segment earnings	$80.5	$259.4